UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2015

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad Street, Philadelphia, PA	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 26, 2015, Urban Outfitters, Inc. (the “Company”) announced that its Board of Directors approved a share repurchase program that authorized the repurchase of 20 million of the Company’s common shares, from time to time at its discretion, subject to market conditions and at prevailing market prices. The Company may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions or accelerated share repurchases, some of which may be effected through Rule 10b5-1 plans under the Securities Exchange Act of 1934, as amended. This program is in addition to the Company’s right to repurchase 2.3 million shares remaining as of February 26, 2015 under its previous share repurchase program authorized by the Board of Directors on May 27, 2014.

Reference is made to the press release filed as Exhibit 99.1 hereto. The information set forth in Exhibit 99.1 is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press Release, dated February 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: February 26, 2015	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated February 26, 2015.